EXHIBIT 99.1
FOR IMMEDIATE RELEASE	Contacts:	Tad Hutcheson (Media)
April 27, 2004		407.251.5578
		tad.hutcheson@airtran.com

Arne Haak (Financial)		Judy Graham-Weaver (Media)
407.251.3618		770.907.5054
		judy.graham-weaver@airtran.com

AIRTRAN HOLDINGS REPORTS EIGHTH CONSECUTIVE QUARTERLY PROFIT; REVENUE INCREASE 16 PERCENT TO $241 MILLION; UNIT COSTS DECLINE 4.3 PERCENT

     ORLANDO, Fla. (April 27, 2004) - AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported its results for the first quarter 2004:

--

Net income for the first quarter was $4.1 million or $0.05 per diluted share versus net income of $2.0 million or $0.03 per diluted share for the year-earlier period. First quarter 2004 results reflect a full tax rate and approximately 14.1 million additional shares outstanding.

--	Operating revenues for the quarter totaled $241.4 million, a 16.1 percent increase over $208.0 million from the first quarter 2003.
--	Non-fuel operating costs per available seat mile (non-fuel CASM) declined by 2.7 percent to 6.42 cents. CASM declined by 4.3 percent to 8.26 cents in the first quarter.
--

Traffic, or revenue passenger miles (RPMs), increased 22.4 percent over the year-earlier period, which set a new first quarter record. Capacity, or available seat miles (ASMs), increased 21.1 percent, also setting a Company record for the first quarter.

     "Achieving our eighth consecutive profitable quarter in such a challenging economic climate should make every member of the AirTran Airways' team proud today," said Joe Leonard, chairman and chief executive officer. "Having one of the youngest Boeing fleets in the world has paid huge dividends in a period of high energy prices."

     AirTran Airways served a first quarter record of approximately 3.0 million passengers, which was also an increase of 16.3 percent over the 2.6 million passengers served in the same quarter last year. Load factor increased 0.7 points to 68.5 percent.

     Robert Fornaro, president and chief operating officer, remarked: "In approximately 45 days, AirTran Airways will take delivery of our first Boeing 737-700 aircraft - the first of our 100 aircraft order. We are confident that these new 737 aircraft will produce consistent operating results, building on the efficiency and reliability of our existing 717 fleet, while providing even greater value to our customers."

     Stan Gadek, senior vice president of finance and chief financial officer, said, "AirTran Airways' first quarter financial results benefited from the outstanding productivity of our Crew Members, a reduction in unit costs and continued sound financial discipline. Maintaining low costs is key to offering low fares and generating profits for our shareholders."

     Highlights for the quarter include:

--	AirTran Airways announced that the airline will become the launch customer for XM Satellite Radio.
--

Enhanced service in Akron/Canton, Atlanta, Baltimore, Boston, Dallas/Fort Worth, Dayton, Las Vegas, Moline/Quad Cities, New York City, Orlando, Newport News/Williamsburg, and Washington Reagan National.

--	Announced the end of our regional jet service and the return to full-size Boeing jet service with Business Class on all aircraft beginning in July 2004.
--	Took delivery of two Boeing 717s increasing the total 717 fleet to 75 aircraft.
--	Received two additional slots for service between Atlanta and Washington Reagan National.
--	Opened a new state-of-the-art pilot training center in Atlanta with computer based training classrooms, labs and four full-motion simulators.
--	In April 2004, AirTran Airways was voted the best low-fare airline by Entrepreneur Magazine.

     The airline will provide an online, real-time webcast of its first-quarter earnings conference call today at 10:00 a.m. (EDT). Beginning approximately two hours after the initial conference call is completed, a replay of the webcast will be available. To access the webcast, go to the "Investor Relations" area of AirTran Airways' Web site (airtran.com), accessible from the homepage. Once there, click on either the "Overview" or "Calendar" buttons, and follow the prompts for the webcast. The broadcast will also be available at www.streetevents.com.

     AirTran Airways is one of America's largest low-fare airlines - employing more than 5,600 professional Crew Members and operating 531 flights a day to 45 destinations. The airline's hub is at Hartsfield-Jackson Atlanta International Airport, the world's busiest airport by passenger volume, where it is the second largest carrier operating 197 flights per day. AirTran Airways, a subsidiary of AirTran Holdings (NYSE: AAI), is the world's largest operator of the Boeing 717 and has America's youngest all-Boeing fleet. In 2004, the airline will begin taking delivery of new Boeing 737-700s. For reservations or more information, visit airtran.com (America Online Keyword: AirTran).

Editor's note: Statements regarding the Company's operational and financial success,

business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2003. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

AirTran Holdings, Inc. Consolidated Statements of Income (In thousands, except per share data and statistical summary) (Unaudited)
	Three Months Ended March 31,		Percent
	2004	2003	Change
Operating Revenues:
Passenger	$233,503	$201,900	15.7
Cargo	--	383	--
Other	7,903	5,719	38.2
Total operating revenues	241,406	208,002	16.1

Operating Expenses:
Salaries, wages and benefits	62,842	54,591	15.1
Aircraft fuel	51,540	47,144	9.3
Aircraft rent	35,936	26,419	36.0
Distribution	11,948	10,772	10.9
Maintenance, materials and repairs	19,010	15,079	26.1
Landing fees and other rents	13,873	11,484	20.8
Aircraft insurance and security services	5,314	5,550	(4.3)
Marketing and advertising	7,602	7,077	7.4
Depreciation	2,884	3,322	(13.2)
Other operating	20,181	18,186	11.0
Total operating expenses	231,130	199,624	15.8
Operating Income	10,276	8,378	22.7

Other (Income) Expense:
Interest income	(1,004)	(527)	90.5
Interest expense	4,647	6,869	(32.3)
Other expense, net	3,643	6,342	(42.6)

Income Before Income Taxes	6,633	2,036	--
Income Tax Expense	2,520	--	--
Net Income	$4,113	$2,036	--
	=======	=======
Earnings per Common Share
Basic	$0.05	$0.03	66.7
Diluted	$0.05	$0.03	66.7
Weighted-average Shares Outstanding
Basic	84,285	71,522	17.8
Diluted	88,532	74,476	18.9

EBITDA	$13,160	$11,700	12.5
Operating margin	4.3%	4.0%	0.3	pts.
Net margin	1.7%	1.0%	0.7	pts.

AirTran Holdings, Inc. Statistical Summary (Unaudited)
	Three Months Ended March 31,				Percent
	2004		2003		Change
First Quarter Statistical Summary:
Revenue passengers	2,977,085		2,560,160		16.3
Revenue passenger miles (000s)	1,918,537		1,567,412		22.4
Available seat miles (000s)	2,798,779		2,311,961		21.1
Block hours	74,857		64,929		15.3
Passenger load factor	68.5%		67.8%		0.7	pts.
Break-even load factor	66.6%		67.1%		(0.5)	pts.
Average fare	$78.43		$78.86		(0.5)
Average yield per RPM	12.17	¢	12.88	¢	(5.5)
Passenger revenue per ASM	8.34	¢	8.73	¢	(4.5)
Operating cost per ASM	8.26	¢	8.63	¢	(4.3)
Non-fuel operating cost per ASM	6.42	¢	6.60	¢	(2.7)
Average cost of aircraft fuel per gallon, excluding fuel taxes	97.27	¢	96.90	¢	0.4
Fuel gallons consumed (millions)	47.9		43.8		9.4
Weighted-average number of aircraft	74		67		10.4

Pursuant to the SEC Regulation G, we are providing further disclosure of the reconciliation of reported non-GAAP financial measures reported on a GAAP basis. It is our view that the reported non-GAAP financial measures are more consistent with our true operating performance and provide a more meaningful period to period comparison. Furthermore, in preparing internal operating plans and forecasts, these measures are important to management's analysis. Additionally, these measures are more comparable to financial measures reported by other airlines.

AirTran Holdings, Inc. Reconciliation of GAAP Financial Information to Non-GAAP Financial Information (In thousands) (Unaudited)
	Three Months Ended March 31,
	2004		2003
Earnings before interest, taxes, depreciation, and amortization (EBITDA)
Net income - GAAP	$4,113		$2,036
Exclude:
Income tax expense	2,520		--
Interest expense, net	3,643		6,342
Depreciation	2,884		3,322
EBITDA	$13,160		$11,700
	========		=======
Non-fuel operating cost per ASM
Total operating expenses - GAAP	$231,130		$199,624
Exclude:
Aircraft fuel	51,540		47,144
Total non-fuel operating expenses	$179,590		$152,480
	========		=======
ASMs	2,798,779		2,311,961

Non-fuel operating cost per ASM	6.42	¢	6.60	¢